As filed with the Securities and Exchange Commission on May 4,  2000.
                                         Registration No. 333-_______


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                                  FORM S-8
                       Registration Statement Under
                        the Securities Act of 1933



                                MOTOROLA, INC.
           (Exact Name of Registrant as Specified in its Charter)

              Delaware                                   36-1115800
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                           1303 East Algonquin Road
                          Schaumburg, Illinois  60196
                   (Address of Principal Executive Offices)

                               MOTOROLA, INC.
                       OMNIBUS INCENTIVE PLAN OF 2000
                         (Full Title of the Plan)

            Carl F. Koenemann                          Telephone number,
       Executive Vice President and                  including area code,
         Chief Financial Officer                     of agent for service:
              Motorola, Inc.                            (847) 576-5000
         1303 East Algonquin Road
        Schaumburg, Illinois 60196
  (Name and Address of Agent For Service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
   Title of                           Maximum       Maximum
  Securities        Amount           Offering     Aggregate      Amount of
    to be           to be             Price        Offering    Registration
  Registered      Registered(1)     Per Share(2)   Price(2)        Fee


Common Stock,
par value $3.00,  37,500,000 Shares   $116.31   $4,361,625,000   $1,151,469
including
Preferred Stock
Purchase
Rights(3)



(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 27, 2000.

(3) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.



                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents filed by Motorola, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-
7221) are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (2) The Company's Current Reports on Form 8-K dated January 5, 2000 (as amended by Amendment No. 1 thereto filed on Form 8-K/A on March 17, 2000) and March 23, 2000 (as amended by Amendment No. 1 thereto filed on Form 8-K/A on March 24, 2000).

               (3) The description of the Company's Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

               (4) The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 5, 1998, as amended.


          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of the Company's Common Stock offered hereby have been sold or which deregisters all the shares of the Company's Common Stock then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents; (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.



Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.
          The Registrant's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of its directors and officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

     5     Opinion and consent of McDermott, Will & Emery.
     23(a) The consent of KPMG LLP.
     23(b) The consent of McDermott, Will & Emery is included in Exhibit 5.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 4th day of May, 2000.

                                         MOTOROLA, INC.


                                         By:  /s/ Carl F. Koenemann
                                              Carl F. Koenemann,
                                              Executive Vice President
                                              and Chief Financial Officer



                                 POWER OF ATTORNEY

          Each of the hereby constitutes and appoints Christopher B. Galvin, Robert L. Growney, Carl F. Koenemann and Anthony M. Knapp, and each of them, as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of May, 2000.



             Signature                          Title



      /s/ Christopher B. Galvin       Chairman of the Board and Chief
      Christopher B. Galvin           Executive Officer
                                      (Principal Executive Officer)

      /s/ Carl F. Koenemann           Executive Vice President and
      Carl F. Koenemann               Chief Financial Officer
                                      (Principal Financial Officer)

      /s/ Anthony M. Knapp            Senior Vice President and Controller
      Anthony M. Knapp                (Principal Accounting Officer)


      /s/ Ronnie C. Chan              Director
      Ronnie C. Chan


      /s/ H. Laurance Fuller          Director
      H. Laurance Fuller


      /s/ Robert W. Galvin            Director
      Robert W. Galvin


      /s/ Robert L. Growney           Director
      Robert L. Growney


      /s/ Anne P. Jones               Director
      Anne P. Jones


      /s/ Judy C. Lewent              Director
      Judy C. Lewent


      /s/ Dr. Walter E. Massey        Director
      Dr. Walter E. Massey


      /s/ Nicholas Negroponte         Director
      Nicholas Negroponte


      /s/ John E. Pepper, Jr.         Director
      John E. Pepper, Jr.


      /s/ Samuel C. Scott III         Director
      Samuel C. Scott III


      /s/ Gary L. Tooker              Director
      Gary L. Tooker


      /s/ B. Kenneth West             Director
      B. Kenneth West


      /s/ Dr. John A. White           Director
      Dr. John A. White




                               EXHIBIT INDEX

Exhibit Number                  Description

     5           Opinion and consent of McDermott, Will & Emery.

     23(a)       The Consent of KPMG LLP.

     23(b)       The Consent of McDermott, Will & Emery is included in
                 Exhibit 5.


(..continued)